RGC RESOURCES, INC

POWER OF ATTORNEY

THE UNDERSIGNED DIRECTOR of RGC Resources, Inc. hereby makes, constitutes and appoints Jason A. Field, Lawrence T. Oliver, Paul W. Nester, Robert
L. Wells, II, or any one of them, as his true and lawful attorney-in-fact to sign, for him or her and in his or her name, place and stead, and to cause to be filed with the Securities and Exchange Commission, any form, report, or other document and any amendment or supplement thereto, which is required to be filed or which such attorney-in-fact deems should be filed under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as amended, and to do all other things necessary to accomplish the foregoing; and hereby grants to such attorney-in-fact full power of substitution and revocation and hereby confirmed and ratifying all that such attorney-in-fact or his or her substitute may do by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 25th day of April, 2022.

/s/John B. Williamson, III
John B. Williamson, III

Sworn to and subscribed in my presence by John B. Williamson, III this 25th day of April, 2O22.

/s/Diane Light Conner, REG #225607
Diane Light Conner
Notary Public

Commonwealth of Virginia, City of Roanoke
My Commission Expires 02/28/2026